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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Experts" and to the use in this Amendment No. 1 to Registration Statement and related Prospectus of our report dated April 11, 2011, relating to the financial statements and financial statement schedule of Velti plc included in its Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Baker Tilly Virchow Krause LLP
Minneapolis, Minnesota
June 6, 2011

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  Exhibit 23.1